UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 22, 2019

NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-38355 (Commission File Number)	46-5027260 (IRS Employer Identification No.)

Advanced Technology Innovation Centre,
Loughborough University Science and Enterprise Parks,
5 Oakwood Drive,
Loughborough, Leicestershire LE11 3QF
United Kingdom
(Address of principal executive offices and zip code)

00 44 1509 222912
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On March 22, 2019, Nemaura Medical Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following five (5) nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Dewan Fazlul Hoque Chowdhury	149,553,850	--	17,892	--
		--		--
Bashir Timol	149,553,780	--	17,962	--
		--		--
Thomas Moore	149,538,580	--	33,162	--
		--		--
Dr. Salim Natha	149,538,150	--	33,592	--
				--
Timothy Johnson	149,538,580	--	33,162	--

2.  Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Mayer Hoffman McCann P.C. as the independent auditors of the Company for the fiscal year ended March 31, 2019, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
154,185,722	39,865	110,054	--

3.  Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2018 Proxy Statement under “Executive Compensation” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
149,484,506	22,553	64,683	--

4.           Advisory Vote on Frequency of Advisory Vote on Executive Compensation

1 year	2 years	3 years	Abstain	Broker Non-Votes
138,323	91,098	149,325,619	16,700	--

In light of the foregoing vote regarding Proposal 4, the Company has decided to include an advisory stockholder vote on the compensation of executives in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemaura Medical Inc.

	By:	/s/ Dewan F H Chowdhury
Date: March 27, 2019	Name: Dewan F H Chowdhury Title: Chief Executive Officer